U.S. SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                        FORM S-8

                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       EVERLERT, INC.
               (Exact Name of Registrant as Specified in its Charter)

          Nevada                                         91-1886117
  (State of Incorporation)                       (I.R.S. Employer ID No.)


    1201 East Warner Avenue, Santa Ana, California                92705
     (Address of principal executive offices)                  (Zip Code)

           Non-Employee Directors and Consultants Retainer Stock Plan
                          (Full title of the Plan)

                 Brian F. Faulkner, A Professional Law Corporation, 3900 Birch Street, Suite 113, Newport Beach, California 92660
                   (Name and address of agent for service)
                                  (949) 975-0544
         (Telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE

Title of              Amount to be    Proposed    Proposed   Amount of
Securities            Registered      Maximum     Aggregate  Registration
to be                                 Offering    Offering   Fee
Registered                            Price Per   Price
                                      Share

Common Stock            900,000       $0.001(1)   $900     $0.22

(1) This offering price per share is established under Rule 457(h)(1) pursuant to the deemed issuance price as set forth in the Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (attached as Exhibit 4 to this Form S-8).

                                  PART I
          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     See Item 2 below.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the
Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

       PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following are hereby incorporated by reference:

     (a) The Registrant's latest annual report on Form 10-KSB/A for the fiscal year ended December 31, 2000, filed on January 10, 2002.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

     (c) A description of the securities of the Registrant is contained in a Form 10-SB/A (Amendment No. 10) filed on January 10, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

     Brian F. Faulkner, A Professional Law Corporation, counsel for the Registrant as giving an opinion on the validity of the securities being registered, has previously received a total of 120,000 restricted shares of common stock in exchange for legal services previously rendered to the Registrant under an attorney-client contract between this firm and the Registrant. These legal services consisted of advice and preparation work in connection with reports of the Registrant filed under the Securities Exchange Act of 1934, and other general corporate and securities work for the Registrant. This firm will be receiving an additional 450,000 shares of common stock pursuant to the Registrant's Non-Employee Directors and Consultants Retainer Stock Plan under this Form S-8 for similar legal services to be rendered in the future to the Registrant under a new attorney-client contract.

     Marc R. Tow, A Professional Law Corporation, has similarly previously received 120,000 restricted shares of common stock for assistance provided to Mr. Faulkner in his work for the Registrant under the original attorney-client contract. This firm will also be receiving an additional 450,000 shares of common stock under this Form S-8 for additional assistance to be provided to Mr. Faulkner under the new attorney-client contract.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation of Liability.

     The articles of incorporation of the Registrant provide the following with respect to liability:

     "A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification."

Indemnification.

(a)  Articles of Incorporation.

     The articles of incorporation of the Registrant provide the following with respect to indemnification:

     "Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

     Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer."

(b)  Bylaws.

     The Bylaws of the Registrant provide the following with respect to indemnification:

     "The Corporation shall indemnify its directors, officers and employees as follows:

     Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

     The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

     The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article."

(c)  Nevada and California Laws.

     Nevada and California (since the Registrant is subject to certain provisions of California laws, including indemnification, due to its status as a pseudo-California corporation) laws also provide similar provisions for indemnification of officers, directors, and employees of a company, except that California law has more specific provisions with regard to exclusions for indemnification. Specifically, under California law, no indemnification is to be made for any of the following:

     In a matter in which the person is adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

     Amounts paid in settling or otherwise disposing of a pending action without court approval.

     Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

In addition, no indemnification or advance is to be made in any circumstance where it appears:

     That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

     That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8.  EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article
3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

     (h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Santa Ana, State of California, on February 5, 2002.

                                       Everlert, Inc.


                                       By: /s/ James J. Weber
                                       James J. Weber, President

                            Special Power of Attorney

     The undersigned constitute and appoint James J. Weber their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                        Date

/s/  James J. Weber      President/Treasurer            February 5, 2002
James J. Weber           (principal financial and
                         accounting officer)/Director

/s/  Jerry G. Hilbert    Vice President/Director        February 5, 2002
Jerry G. Hilbert

                             EXHIBIT INDEX

Number                          Exhibit Description

4 Non-Employee Directors and Consultants Retainer Stock Plan, dated July 10, 2001 (incorporated by reference to Exhibit
       4.1 of the Form S-8 filed on August 7, 2001).

5      Opinion Re: Legality (see below).

23.1   Consent of Accountant (see below).

23.2   Consent of Counsel (see below).